SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14A of the Securities Exchange Act of 1934

Filed by the Registrant      ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule ss 240.14a-11(c) or ss 240.14a-12

Microchip Technology Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

	(1)	Amount Previously Paid: _________________

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	(4)	Date Filed: _________________

MICROCHIP TECHNOLOGY INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 20, 2004

TIME:	9:00 a.m. Pacific Daylight Time

PLACE:	Microchip Technology Inc., Gresham Facility 21015 S.E. Stark Street, Gresham, Oregon 97030

ITEMS OF BUSINESS:	(1) To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

(2) To approve an amendment to our 1994 International Employee Stock Purchase Plan to increase by 100,000 shares the number of shares of common stock reserved for issuance under such plan.

(3) To approve our 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

RECORD DATE:	Holders of Microchip common stock of record at the close of business on June 25, 2004 are entitled to vote at the annual meeting.

ANNUAL REPORT:	Microchip’s 2004 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY:

It is important that your shares be represented and voted at the annual meeting.  You can vote your shares by completing and returning the proxy card sent to you.  Stockholders who hold their shares in “street name” may also have a choice of voting their shares over the Internet or by telephone.  If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.  You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

J. Eric Bjornholt
Secretary

Chandler, Arizona
July 9, 2004

MICROCHIP TECHNOLOGY INCORPORATED
2355 West Chandler Boulevard
Chandler, Arizona 85224-6199

PROXY STATEMENT

          You are cordially invited to attend our annual meeting on Friday, August 20, 2004, beginning at 9:00 a.m., Pacific Daylight Time.  The annual meeting will be held at our Gresham facility located at 21015 S.E. Stark Street, Gresham, Oregon 97030.

          We are providing these proxy materials in connection with the solicitation by the Board of Directors of Microchip Technology Incorporated of proxies to be voted at Microchip’s 2004 annual meeting of stockholders and at any adjournment thereof.

          Our fiscal year begins on April 1 and ends on March 31.  References in this proxy statement to fiscal 2004 refer to the 12-month period from April 1, 2003 through March 31, 2004, and references to fiscal 2003 refer to the 12-month period from April 1, 2002 through March 31, 2003.

          On June 25, 2004, the closing price of a share of our common stock as reported by the Nasdaq National Market was $30.70.

          We anticipate first mailing this proxy statement and accompanying form of proxy on July 9, 2004 to holders of Microchip’s common stock on June 25, 2004, the Record Date for the annual meeting.

PROXIES AND VOTING PROCEDURES

          YOUR VOTE IS IMPORTANT.  Because many stockholders cannot attend the annual meeting in person, it is necessary that a large number of stockholders be represented by proxy.  Stockholders who hold their shares in “street name” may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.  Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.  Under Delaware law, stockholders may submit proxies electronically.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

          You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote if these options are available to you) or by voting by ballot at the annual meeting.

          The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the annual meeting.

          All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions on such proxies.  IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS OUR BOARD OF DIRECTORS RECOMMENDS.

          If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Stockholders Entitled to Vote

          Stockholders of record at the close of business on the Record Date, June 25, 2004, are entitled to notice of and to vote at the annual meeting.  Each share is entitled to one vote on each matter properly brought before the annual meeting.  On the Record Date, there were 207,073,600 shares of our common stock issued and outstanding.

          In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting on August 20, 2004, and for 10 days prior to the annual meeting at 2355 West Chandler Boulevard, Chandler, Arizona, between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time.

Required Vote

Quorum, Abstentions and Broker Non-Votes

          The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Under the rules of the New York Stock Exchange, which apply to NYSE member brokers trading in non-NYSE stock, brokers have discretionary authority to vote shares on certain routine matters if customer instructions are not provided.  Certain proposals to be considered at the annual meeting may be treated as routine matters.  Consequently, if you do not return a proxy card, your broker may have discretion to vote your shares on such matters.

          Pursuant to NYSE regulations that came into effect on June 30, 2003, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. NASD member brokers are also prohibited from voting on such proposals without specific instructions from the beneficial owners of the shares to vote on that manner.  Thus, if you hold shares through a broker or other nominee that is an NASD or NYSE member organization, such shares will only be voted in favor of Proposal Two and Proposal Three if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of such proposals.

Election of Directors

          A plurality of the votes duly cast is required for the election of Directors (i.e., the five nominees receiving the greatest number of votes will be elected).  Abstentions and broker “non-votes” will not affect the election of Directors.

Other Matters

          The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to adopt the amendment to our 1994 International Employee Stock Purchase Plan described in Proposal Two, and the adoption of our 2004 Equity Incentive Plan described in Proposal Three.

          Abstentions will have the same effect as voting against these proposals.  Broker “non-votes” are not counted for purposes of approving the amendment to our International Employee Stock Purchase Plan or adoption of our 2004 Equity Incentive Plan, and thus will not affect the outcome of the voting of such proposals.

Electronic Access to Proxy Statement and Annual Report

          This proxy statement and our 2004 Annual Report are available at the Investor Relations section under SEC Filings on www.microchip.com.  Our stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card.  You can also choose between paper documents and electronic access by calling our Investor Relations Department at 480-792-7761.

          If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials.  Your choice will remain in effect until you contact our Investor Relations Department and instruct us otherwise.  You do not have to elect Internet access each year.

          If you hold your Microchip stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.  Most stockholders who hold their Microchip stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access Microchip’s proxy statement and annual report.

Cost of Proxy Solicitation

          Microchip will pay the cost of soliciting proxies.  Proxies may be solicited on behalf of Microchip by its directors, officers or employees in person or by telephone, facsimile or other electronic means.  We may also, at our expense, engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies.  If we do so, we believe that the expense will not exceed $50,000.  We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Microchip common stock.

THE BOARD OF DIRECTORS

Meetings of the Board of Directors

          Our Board of Directors met eight times in fiscal 2004.  During fiscal 2004, each Director attended all of the meetings of the Board of Directors and of the committees on which such Director served.  During fiscal 2003, the Board of Directors implemented the practice of meeting in executive session on a periodic basis without management or management directors (i.e., Mr. Sanghi) present, and continued this practice during fiscal 2004.

Communications from Stockholders

          Stockholders may communicate with the Board of Directors or individual members of the Board of Directors, provided that all such communication is submitted in writing to the attention of the Secretary at Microchip Technology Inc., 2355 West Chandler Blvd., Chandler, Arizona 85224-6199, who will then forward such communication to the appropriate Director or Directors.

Committees of the Board of Directors

          The following table lists our three Board committees, the Directors who currently serve on them and the number of committee meetings held in fiscal 2004:

Membership on Board Committees

Name	Audit	Compensation	Nominating and Governance

Mr. Chapman	C		•
Mr. Day		•	C
Mr. Hugo-Martinez	•	C	•
Mr. Meyercord	•		•

Meetings held in Fiscal 2004	9	5	5

C = Chair
• = Member

          Audit Committee.  The responsibilities of our Audit Committee are described in the committee charter, which is attached as Appendix A to this proxy statement.

          The Board has determined that all members of the Audit Committee are independent directors as defined by applicable SEC rules and Nasdaq listing standards.  The Board has also determined that each of Messrs. Chapman, Hugo-Martinez and Meyercord meet the requirements for being an “audit committee financial expert” as defined by applicable SEC rules.

          The Audit Committee has adopted a policy with respect to (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters; and (iii) the prohibition of harassment, discrimination or retaliation arising from submitting concerns regarding questionable accounting, internal accounting controls or auditing matters or participating in an investigation regarding questionable accounting, internal accounting controls, or auditing matters.  This policy was created in accordance with applicable SEC rules and Nasdaq listing requirements.  A copy of this policy is available at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

          Compensation Committee.  The Compensation Committee has oversight responsibility for the compensation and benefit programs for our executive officers and other employees, including administration of our stock option and employee stock purchase plans. The Board has determined that all members of the Compensation Committee are independent directors as defined by Nasdaq listing standards.  For more information on our Compensation Committee, please turn to the “Compensation Committee Report on Executive Compensation” at page 21, herein.

          Nominating and Governance Committee.  The responsibilities of our Nominating and Governance Committee are described in the committee charter which is available at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.  The Board has determined that all members of the Nominating and Governance Committee are independent directors as defined by Nasdaq listing standards.

          When considering a candidate for a director position, the Nominating and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of skill.  The Nominating and Governance Committee evaluates director nominees recommended by a stockholder in the same manner as it would any other nominee.  The Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this proxy statement under “Requirements, Including Deadlines, for Receipt of Stockholders’ Proposals for the 2005 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals” at page 29, herein.  We do not pay any third party to identify or assist in identifying or evaluating potential nominees for director.

Attendance at the Annual Meeting of Stockholders

          All Directors are encouraged, but not required, to attend our annual meeting of stockholders.  All Directors were in attendance at the 2003 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

          The Board of Directors has adopted a written charter setting out the purposes and responsibilities of the Audit Committee.  The Board and the Audit Committee review and assess the adequacy of the charter on an annual basis.  A copy of the Audit Committee charter, as amended and restated through May 11, 2004, is attached to this proxy statement as Appendix A.

          Each of the Directors who serves on the Audit Committee meets the independence and experience requirements of the SEC rules and Nasdaq listing standards.  What this means is that the Microchip Board of Directors has determined that no member of the Audit Committee has a relationship to Microchip that may interfere with such member’s independence from Microchip and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

          We have received from Ernst & Young the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young their independence from Microchip.  We also discussed with Ernst & Young all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  We have considered whether and determined that the provision of the non-audit services rendered to Microchip by Ernst & Young during fiscal year 2004 was compatible with maintaining the independence of Ernst & Young.

          We have reviewed with management Microchip’s audited annual financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and filed with the SEC, as well as the unaudited financial statements filed with Microchip’s quarterly reports on Form 10-Q.  We also met with both management and Ernst & Young to discuss those financial statements.

         Based on these reviews and discussions, we recommended to the Board of Directors that Microchip’s audited financial statements be included in Microchip’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC.

By the Audit Committee of the Board of Directors 1

Matthew W. Chapman (Chairman)	Wade F. Meyercord	Albert J. Hugo-Martinez

[1] The Report of the Audit Committee is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filings.

Director Compensation

Director Fees

          Non-employee Directors currently receive a $13,600 annual retainer (which will increase to $15,000 on October 1, 2004) paid in quarterly installments, and $1,700 (which will increase to $1,900 on October 1, 2004) for each meeting attended in person.  Directors do not receive any compensation for telephonic meetings of the Board or for meetings of committees of the Board.

Stock Options

          Under the terms of our 1993 Stock Option Plan, each non-employee Director is automatically granted:

•	an option to purchase 12,000 shares of common stock upon his or her first election to the Board of Directors, and
•

an option to purchase 6,000 shares of common stock immediately following the annual election of directors, granted as of the first business day of the month in which the annual stockholders’ meeting is held.

          In the event our 2004 Equity Incentive Plan is approved by our stockholders at the annual meeting, such plan will provide for the same type of option grants to non-employee Directors and will replace the corresponding provision of the 1993 Stock Option Plan.

          During fiscal 2004, each of Mr. Hugo-Martinez, Mr. Day, Mr. Chapman and Mr. Meyercord was granted an option, on August 1, 2003, to acquire 6,000 shares of common stock at an exercise price of $26.21 per share.  Each such option vests in a series of 12 equal and successive monthly installments starting one month after the grant date.

Compensation Committee Interlocks and Insider Participation

          In fiscal 2004, Mr. Hugo-Martinez and Mr. Day, two of our independent Directors, served on the Compensation Committee.  Neither Mr. Hugo-Martinez nor Mr. Day had any contractual or other relationship or transaction with Microchip during fiscal 2004 except as a Director, and neither has ever served as an officer or employee of Microchip.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) and related rules under the Securities Exchange Act of 1934 require our Directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in Microchip stock with the SEC and to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received by us during fiscal 2004, and written representations from our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and stockholders holding more than 10% of our common stock with respect to fiscal 2004 were met, except that Messrs. Day, Chapman, Hugo-Martinez and Meyercord each filed one late Form 4 on August 29, 2003, with respect to a stock option each was granted on August 1, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

          A board of five Directors will be elected at the annual meeting.  The persons named in the proxy card will vote such proxy for the election of each of the nominees named below, unless the named person indicates that your vote should be withheld.  Each of the nominees is currently serving as a Director.  If any of the nominees becomes unable or declines to serve as a Director at the time of the annual meeting, the persons named in the proxy card will vote such proxy for any nominee designated by the current Board of Directors to fill the vacancy.  We do not expect that any of the nominees will be unable or will decline to serve as a Director.

          The term of office of each person who is elected as a Director at the annual meeting will continue until the 2005 annual meeting of stockholders and until a successor has been elected and qualified.

Information on Nominees for Director

Name	Age	Position(s) Held

Steve Sanghi	48	Chairman, President and CEO
Albert J. Hugo-Martinez	58	Director
L.B. Day	59	Director
Matthew W. Chapman	53	Director
Wade F. Meyercord	63	Director

          Steve Sanghi is currently, and has been since August 1990, a Director and President of Microchip Technology Inc.  Since October 1991, he has served as CEO of Microchip, and since October 1993, as Chairman of the Board of Directors.  On May 1, 2004, he became a member of the board of directors of Xyratex, a storage and network technology company.

          Albert Hugo-Martinez has served as a Director of Microchip since October 1990.  Since February 2000, he has served as Chief Executive Officer of Hugo-Martinez Associates, a consulting and advisory firm.  From February 1999 to February 2000, he served as Chairman and Chief Executive Officer of Network Webware, Inc., an Internet software company.  From March 1996 until November 1999, he served as President and Chief Executive Officer and a member of the board of directors of GTI Corporation, a manufacturer of ISDN-ADSL and local area network subcomponents.  Mr. Hugo-Martinez is also a member of the board of directors of Ramtron International Corporation.

          L.B. Day has served as a Director of Microchip since December 1994.  Mr. Day serves as President of L.B. Day & Company, Inc., a consulting firm whose parent company he co-founded in 1977, which provides strategic planning, strategic marketing and organization design services to the elite of the high-technology world.

          Matthew Chapman has served as a Director of Microchip since May 1997.  Since January 2002, he has served as President and CEO of Centrisoft Corporation, an emerging software provider for application performance management.  From August 2000 to January 2002, Mr. Chapman served as an advisor to early-stage technology companies in connection with developing business plans and securing funding.  From 1988 until August 2000, he served as Chief Executive Officer, and from 1991 until August 2000 as Chairman, of Concentrex Incorporated, a supplier of integrated software solutions and services to financial institutions throughout the United States.

          Wade Meyercord has served as a Director of Microchip since June 1999.  Since October 2002, he has served as full-time President of Meyercord & Associates, a management consulting firm specializing in high technology company compensation matters (CEO, executive officer and board) and in stock plan consulting, a position he previously held part time beginning in 1987.  From June 1999 to October 2002, Mr. Meyercord served as Senior Vice President and Chief Financial Officer of Rioport.com, an Internet applications service provider for the music industry.  From October 1997 to June 1999, he served as Senior Vice President, e-commerce and Quality Assurance of Diamond Multimedia Systems, Inc., a supplier of Internet multimedia appliances.  Mr. Meyercord is also a member of the board of directors of California Micro Devices Corporation, Endwave Corporation and Magma Design Automation, Inc.

PROPOSAL TWO

PROPOSAL TO AMEND OUR
1994 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
THE NUMBER OF SHARES THAT CAN BE ISSUED UNDER THE PLAN BY 100,000 SHARES

          We are asking our stockholders to approve the addition of 100,000 shares of common stock to our 1994 International Employee Stock Purchase Plan, referred to as the IESPP.  The IESPP is for the benefit of our employees in certain international locations.  We also have a separate stock purchase plan for our U.S. employees.

          Since the adoption of the IESPP, a total of 248,593 shares of common stock have been reserved for issuance under the IESPP.  As of the Record Date, 225,028 shares of common stock have been issued under the IESPP.

          As of March 31, 2004, 217 employees were eligible to participate in the IESPP, and 65 of these employees were participants.

          The principal features of the IESPP are described at “Appendix B - Description of our 1994 International Employee Stock Purchase Plan.”

Why We Approved the Proposed Increase in Shares

          The IESPP is intended to promote the best interests of Microchip and our stockholders by providing all eligible employees with the opportunity to become stockholders by purchasing common stock through payroll deductions.  Our Board of Directors believes that the IESPP encourages employees to remain employed with Microchip and aligns our employees’ collective interests with those of our stockholders.  Our continued success depends upon our ability to attract and retain talented employees.  Equity incentives are necessary for us to remain competitive in the marketplace for qualified personnel, and an employee stock purchase plan is a key element of our equity incentive package.

          We believe that over the term of the current offering period, we may add new subsidiaries to the IESPP, experience some international headcount growth, and that participation in the IESPP will increase.   Based on the number of shares consumed in the IESPP during the current offering period, we believe that the shares remaining in the IESPP are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the IESPP.  Also, it is critical that the IESPP have sufficient shares at the start of each six-month purchase period to meet the purchase requirements of the entire six-month period in order to avoid potential adverse accounting consequences and allow the IESPP program to continue uninterrupted.

          Based on the above factors, the Board of Directors believes that the shares currently reserved for issuance under the IESPP will not be sufficient to meet anticipated purchase requirements at the beginning of the six-month offering period commencing December 1, 2004.

          We believe that the IESPP is an indispensable equity incentive made available to our employees that allows us to remain a competitive employer.  Thus, we believe it is in the best interest of Microchip and our stockholders to ensure that our IESPP program continues uninterrupted.

Vote Required and Recommendation

          The affirmative vote of a majority of the votes cast on the proposal will be required to approve this amendment of the IESPP.  The Board of Directors has not determined what action it will take if the additional shares are not approved by stockholders.

          The Board of Directors recommends that stockholders vote “FOR” Proposal Two.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL THREE

APPROVAL OF 2004 EQUITY INCENTIVE PLAN

          The Board of Directors is asking our stockholders to approve our 2004 Equity Incentive Plan, which will:

•	Transfer up to 7,500,000 remaining shares available for issuance under our 1993 Stock Option Plan and terminate the 1993 Stock Option Plan for any new grants,

•	Transfer up to 7,900,000 remaining shares available for issuance under our 1997 Nonstatutory Stock Option Plan and terminate the 1997 Nonstatutory Stock Option Plan for any new grants,

•	Transfer up to an additional 5,000,000 shares subject to outstanding options under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plans if they expire without being exercised, and

•	Include the ability to grant restricted stock, stock appreciation rights, performance shares, performance units and deferred stock units as well as nonstatutory stock options.

          Our stockholders are also being asked to approve the material terms of the 2004 Equity Incentive Plan and the performance goals thereunder for the purpose of helping awards under the 2004 Equity Incentive Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

          As of June 1, 2004, options to purchase a total of 23,617,317 shares were outstanding under our 1993 and 1997 stock option plans as follows:

1993 Stock Option Plan	7,191,579

1997 Nonstatutory Stock Option Plan	16,425,738

          Proposed new accounting regulations are expected to require companies to record a charge to earnings for employee stock option grants, including options granted under plans similar to the proposed 2004 Equity Incentive Plan.  The extent to which we will make grants of awards under the 2004 Equity Incentive Plan will depend on the developments in these accounting regulations as well as several other factors, including our assessment of the impact of the final rules on our earnings, actions by other companies (particularly those in our industry) with respect to the design and operation of equity incentive plans, and the attitude of financial analysts and investors towards these potentially significant non-cash charges.  The 2004 Equity Incentive Plan will allow us to grant a wider range of awards than is permitted under our current stock option plans, including restricted stock, stock appreciation rights, performance shares, performance units and deferred stock units, which will help us achieve our goal of attracting, retaining and motivating our personnel.  We believe that the 2004 Equity Incentive Plan will be an essential element of our competitive compensation package.

          Our 2004 Equity Incentive Plan has been developed to replace our 1993 Stock Option Plan, which would otherwise terminate no later than January 19, 2013, and our 1997 Nonstatutory Stock Option Plan, which would otherwise terminate no later than November 10, 2007.  Currently, our 1993 Stock Option Plan authorizes our Board of Directors to grant stock options to our eligible employees and consultants and provides for the automatic grant of stock options to non-employee members of the Board of Directors.  Our 1997 Nonstatutory Stock Option Plan authorizes our Board of Directors to grant stock options to our eligible employees and consultants who are not officers or members of the Board of Directors.  Our Board of Directors approved the 2004 Equity Incentive Plan in June 2004 to replace the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan effective October 1, 2004, subject to stockholder approval at the 2004 annual meeting.  This effective date has been chosen in order to coincide with the end of our fiscal quarter and to provide for a smooth transition to the new plan.

          In addition to approving our 2004 Equity Incentive Plan, we are proposing for stockholder approval the transfer to the 2004 Equity Incentive Plan of:

•	up to 7,500,000 remaining shares available for grant under the 1993 Stock Option Plan (7,461,418 as of June 1, 2004) to the 2004 Equity Incentive Plan,

•	up to 7,900,000 remaining shares available for grant under the 1997 Nonstatutory Stock Option Plan (7,808,339 as of June 1, 2004), and

•	up to 5,000,000 shares subject to outstanding options under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan, if they expire unexercised.

          After October 1, 2004, no further options would be granted under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan.

          As of June 1, 2004, the closing price of our common stock was $31.67 per share.

          The 2004 Equity Incentive Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock, performance shares, performance units, and deferred stock units to employees and consultants of Microchip as well as for automatic grants of awards to the non-employee members of our Board of Directors.  As of June 1, 2004, there were approximately 3,743 employees (including officers) who would be eligible to participate in the 2004 Equity Incentive Plan.

          Please see the summary of the 2004 Equity Incentive Plan below.

Vote Required and Recommendation

          The affirmative vote of a majority of the votes cast on the proposal will be required to approve the adoption of the 2004 Equity Incentive Plan.  If our stockholders do not approve adoption of the 2004 Equity Incentive Plan, we will continue to make grants under the 1993 Stock Option Plan and the 1997 Nonstatutory Stock Option Plan.

          Our executive officers and non-employee directors have an interest in this proposal as they may receive awards under the 2004 Equity Incentive Plan.

          The Board of Directors recommends a vote “FOR” Proposal Three, the adoption of our 2004 Equity Incentive Plan to: (i) transfer to the 2004 Equity Incentive Plan up to 7,500,000 remaining shares available for grant under the 1993 Stock Option Plan; (ii) transfer to the 2004 Equity Incentive Plan up to 7,900,000 remaining shares available for grant under the 1997 Nonstatutory Stock Option Plan; (iii) transfer up to 5,000,000 shares subject to outstanding options under the 1993 Stock Option Plan and the 1997 Nonstatutory Stock Option Plan if they expire unexercised; and (iv) approve the material terms of the 2004 Equity Incentive Plan and the performance goals thereunder for purposes of Internal Revenue Code Section 162(m).  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

Summary of the 2004 Equity Incentive Plan

          The essential features of the 2004 Equity Incentive Plan are summarized below.  This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2004 Equity Incentive Plan, which is attached as Appendix C.  Capitalized terms used herein and not defined shall have the meanings set forth in the 2004 Equity Incentive Plan.

          General.  The purposes of the 2004 Equity Incentive Plan are to attract and retain the best available personnel, provide additional incentive to our employees, consultants and non-employee directors and promote the success of our business.

          Administration.  The 2004 Equity Incentive Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the “Administrator”).  Subject to the provisions of the 2004 Equity Incentive Plan, the Administrator has the authority to: (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 2004 Equity Incentive Plan; (iii) select the persons to whom awards are to be granted (apart from the non-employee director automatic grant provisions); (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between Microchip and the participant); (vii) amend any outstanding award subject to applicable legal restrictions (except repricing an option or SAR); (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the Plan; (x) allow participants to satisfy withholding tax obligations by electing to have Microchip withhold from the shares or cash to be issued upon exercise, vesting of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; and (xi) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2004 Equity Incentive Plan.  All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

          Discount Award Limitations.  No more than 30% of the shares initially available for issuance under the 2004 Equity Incentive Plan and 30% of the shares subsequently added to the 2004 Equity Incentive Plan by virtue of options expiring under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan may be granted pursuant to awards with a purchase price that is less than 100% of fair market value on the date of grant.  No stock options or stock appreciation rights may be granted with an exercise price that is less than 100% of fair market value on the date of grant.

          No Repricing.  The 2004 Equity Incentive Plan prohibits option or stock appreciation right repricing, including by way of an exchange for another award.

          Eligibility.  The 2004 Equity Incentive Plan provides that awards may be granted to our employees, consultants and non-employee directors.

          Code Section 162(m) Performance Goals.  We have designed the 2004 Equity Incentive Plan so that it permits us to also issue other awards that qualify as performance-based under Section 162(m) of the Code.  Thus, the Administrator may make performance goals applicable to a participant with respect to an award.   At the Administrator’s discretion, one or more of the following performance goals may apply:  annual revenue, cash position, earnings per share, gross margin, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States.  Except for cash position, return on equity and total stockholder return, a performance goal may apply either to us or to one of our business units.  The Administrator may use other performance goals for awards that are not intended to qualify as performance–based under Section 162(m) of the Code.

          Terms and Conditions of Options.  Each option granted under the 2004 Equity Incentive Plan is evidenced by a written stock option agreement between the optionee and Microchip and is subject to the following terms and conditions:

                 (a)     Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted.  However, the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted.  As our common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

                 (b)     Form of Consideration.  The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

                 (c)     Exercise of the Option.  Each stock option agreement will specify the term of the option and the date when the option is to become exercisable.  However, in no event shall an option granted under the 2004 Equity Incentive Plan be exercised more than 10 years after the date of grant.

                 (d)     Termination of Employment.  If an optionee’s employment terminates for any reason (other than death or permanent disability), all options held by such optionee under the 2004 Equity Incentive Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement or (ii) the expiration date of the option.  The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

                 (e)     Permanent Disability.  If an employee is unable to continue employment with us as a result of permanent and total disability (as defined in the Code), all options held by such optionee under the 2004 Equity Incentive Plan shall expire upon the earlier of (i) 6 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option.  The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

                 (f)     Death.  If an optionee dies while employed by us, 100% of his or her awards shall immediately vest, and his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option.  The executors or other legal representatives or the optionee may exercise all or part of the optionee’s option at any time before such expiration with respect to all shares subject to such option.

                 (g)     Other Provisions.  The stock option agreement may contain terms, provisions and conditions that are inconsistent with the 2004 Equity Incentive Plan as determined by the Administrator.

          162(m) Share Limit. No participant may be granted stock options and stock appreciation rights to purchase more than 1,500,000 shares of common stock in any fiscal year, except that up to 4,000,000 shares may be granted on the participant’s first fiscal year of service.

          Exercise Price and Other Terms of Stock Appreciation Rights.  The Administrator, subject to the provisions of the 2004 Equity Incentive Plan (including the 162(m) share limit referred to above), shall have complete discretion to determine the terms and conditions of SARs granted under the 2004 Equity Incentive Plan.

          Payment of Stock Appreciation Right Amount.  Upon exercise of an SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised.

          Payment upon Exercise of Stock Appreciation Right.  At the discretion of the Administrator, payment to the holder of an SAR may be in cash, shares of our common stock or a combination thereof.  To the extent that an SAR is settled in cash, the shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement.

          Stock Appreciation Right Agreement.  Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the committee, in its sole discretion, shall determine.

          Expiration of Stock Appreciation Rights.  SARs granted under the 2004 Equity Incentive Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant.  No SAR may be exercised by any person after its expiration.

          Grant of Restricted Stock.  Subject to the terms and conditions of the 2004 Equity Incentive Plan, restricted stock may be granted to our employees and consultants at any time and from time to time at the discretion of the Administrator.  The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.  However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service.  Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.  Restricted stock may also be granted in the form of restricted stock units, which are generally not issued until the vesting date.

          Restricted Stock Award Agreement.  Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

          Grant of Performance Shares.  Subject to the terms and conditions of the 2004 Equity Incentive Plan, performance shares may be granted to our employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator.  The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.  However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service.

          Performance Share Award Agreement.  Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          Grant of Performance Units.  Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date.  The shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement of a performance unit.

          Performance Unit Award Agreement.  Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator.  However, no participant shall be granted a performance unit award covering more than $1,500,000 in any of Microchip’s fiscal years, except that a newly hired participant may receive a performance unit award covering up to $4,000,000.

          Deferred Stock Units.  Deferred stock units shall consist of a restricted stock, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred stock units are subject to the individual annual limits that apply to each type of award.

          Awards to Non-Employee Directors.  The 2004 Equity Incentive Plan provides for initial and annual awards to non-employee directors within prescribed parameters.  Specifically, each non-employee director is entitled to receive the following automatic Option grants of Common Stock:  (i) an initial Option grant of 12,000 shares on the date first appointed or elected to the Board (except for non-employee directors who previously served as directors); and (ii) an annual Option grant of 6,000 shares on the first business day of the month in which our annual stockholders meeting is scheduled.  Only non-employee directors who have served as such for at least 3 months as of the grant date are eligible to receive the annual grant.

          Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an award granted under the 2004 Equity Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an award granted under the 2004 Equity Incentive Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

          Acceleration upon Death.  In the event that a participant dies while a service provider, 100% of his or her awards shall immediately vest.

          Leave of Absence.  In the event that a participant goes on a leave of absence, award vesting will cease until he or she returns to work, except as required by law or as determined by the Administrator.

          Adjustment Upon Changes in Capitalization.  In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2004 Equity Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, SARs and options, the number and class of shares of stock subject to any award outstanding under the 2004 Equity Incentive Plan, and the exercise price of any such outstanding option or SAR or other award, provided that such automatic adjustments will not be made to the number of shares to be granted to our non-employee Directors under the 2004 Equity Incentive Plan.  Any such adjustment shall be made by the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

          Change of Control.  In the event of a change of control, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award.  If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested.  In such event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for 30 days from the date of such notice and that the award terminates upon expiration of such period.

          Amendment, Suspensions and Termination of the 2004 Equity Incentive Plan.  Our Board of Directors may amend, suspend or terminate the 2004 Equity Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”) or Section 422 of the Code, or any similar rule or statute.  If Proposal Three is approved, the 2004 Equity Incentive Plan will terminate in September, 2014.

Federal Tax Information

          Options.  Options granted under the 2004 Equity Incentive Plan are nonstatutory options that do not qualify as incentive stock options under Section 422 of the Code.

          An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option.  However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price.  Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us.  Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as short-term or long-term capital gain or loss, depending on the holding period.

          Stock Appreciation Rights.  No taxable income is reportable when an SAR is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received.  Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

          Restricted Stock, Performance Units and Performance Shares.  A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time).  Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

          Tax Effect for Microchip.  We generally will be entitled to a tax deduction in connection with an award under the 2004 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.  These conditions include stockholder approval of the 2004 Equity Incentive Plan and performance goals under the 2004 Equity Incentive Plan, setting individual annual limits on each type of award, and certain other requirements.  The 2004 Equity Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

          The foregoing is only a summary of the effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Accounting Treatment

          Currently, employee awards with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings.  However, the fair market value of these awards is required to be disclosed in the notes to our financial statements.  We must also disclose, in the notes to our financial statements, the pro forma impact these awards would have on our reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

          The Financial Accounting Standards Board intends to require mandatory expensing for equity awards for fiscal years commencing after December 15, 2004.  In such event, we expect that all 2004 Equity Incentive Plan awards will result in direct charges to our reported earnings.

New Plan Benefits

          The grant of options under the 2004 Equity Incentive Plan, including grants to the CEO and the four other most highly compensated executive officers, is discretionary. As of the date of this proxy statement, there has been no determination with respect to future awards under the 2004 Equity Incentive Plan. Accordingly, the amount of any future discretionary awards is not determinable. The future award of options to non-employee directors is subject to the election of such individuals as directors and the fair market value of the common stock on the date the options are granted. The following table sets forth information with respect to the grant of options during the fiscal year ended March 31, 2004 to: (a) non-employee directors; (b) the CEO and the four other most highly compensated executive officers named in this proxy statement; (c) all current executive officers as a group; and (d) all other employees as a group:

OPTION GRANTS IN FISCAL 2004

Name of Individual or Identity of Group and Position	Number of Shares Subject to Options Granted	Grant Price (1)

Steve Sanghi President and CEO	289,792	$21.056
Ganesh Moorthy VP, Advanced Microcontroller and Memory Division	48,302	19.600
Mitchell R. Little VP, Worldwide Sales and Applications	45,165	20.141
Gordon W. Parnell VP, Chief Financial Officer	41,675	19.941
David S. Lambert VP, Fab Operations	40,926	19.896
All current executive officers as a group (7 people)	537,077	20.470
All current directors who are not executive officers as a group (4 people)	24,000	26.210
All other employees as a group	3,629,226	20.671

(1)	Represents the weighted average per share grant price.

INDEPENDENT AUDITORS

          Ernst & Young has audited our financial statements since the fiscal year ended March 31, 2002 and has served as our independent auditors since June 6, 2001. The partner in charge of our audit will be rotated every five years.  Other partners and non-partner personnel are rotated on a periodic basis.

          One or more representatives of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

          Our Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee has not yet finalized selection of our independent registered public accounting firm for our fiscal year ending March 31, 2005.  The Audit Committee has determined that until such process is completed, Ernst & Young will continue to serve as our independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

          This category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, and the assistance with review of our SEC registration statements. The aggregate fees billed or to be billed by Ernst & Young in each of the last two fiscal years for such services were $505,000 for fiscal 2004 and $478,000 for fiscal 2003.

Audit-Related Fees

          This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attest services that are not required by statute or regulation. The aggregate fees billed or to be billed by Ernst & Young in each of the last two fiscal years for such services were $45,000 for fiscal 2004 and $111,000 for fiscal 2003.

Tax Fees

          This category includes fees associated with tax return preparation, tax advice, expatriate tax services and tax planning. The aggregate fees billed or to be billed by Ernst & Young in each of the last two fiscal years for such services were $238,000 for fiscal 2004 and $151,000 for fiscal 2003.

All Other Fees

          This category includes fees for support and advisory services not related to audit services or tax services.  There were $8,000 of such fees in fiscal 2004 and no such fees in fiscal 2003.

          Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget or limit.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve a specified level of services, and such pre-approvals are then communicated to the full Audit Committee at its next scheduled meeting.

          Our Audit Committee has determined that the non-audit services rendered by Ernst & Young during fiscal 2004 and fiscal 2003 were compatible with maintaining the independence of Ernst & Young.

PERFORMANCE GRAPH

          The following graph indicates the cumulative total stockholder return for Microchip compared with the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (Nasdaq U.S. Composite) and the Philadelphia Semiconductor Index (SOXX) weighted by market value at the beginning of the measurement period.  The graph covers the five-year period from March 31, 1999 through March 31, 2004.

Historic stock price performance is not necessarily indicative of future stock performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth information concerning the beneficial ownership of our common stock as of May 28, 2004 for:  (a) each Director, (b) our CEO and the four other most highly compensated executive officers named in this proxy statement, (c) all Directors and executive officers as a group, and (d) each person who is known to us to own beneficially more than five percent of our common stock.  Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock

Capital Research & Management Co. (2)	19,600,000	9.48%
AIM Management Group Inc. (3)	11,978,581	5.79%
Steve Sanghi (4)	5,617,053	2.69%
Matthew W. Chapman (5)	62,939	*
L.B. Day (1)	47,402	*
Albert J. Hugo-Martinez (6)	123,292	*
David S. Lambert (7)	558,882	*
Mitchell R. Little (1)	41,864	*
Wade F. Meyercord (8)	69,042	*
Gordon W. Parnell (9)	178,222	*
Ganesh Moorthy (10)	92,843	*
All Directors and executive officers as a group (11 people) (1)	7,182,674	3.42%

*	Less than 1% of the outstanding shares of common stock.

(1)

As indicated below, the number of shares beneficially owned includes shares of common stock issuable to the identified person pursuant to stock options and stock purchase rights that may be exercised within 60 days of May 28, 2004.  In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder:

•	L.B. Day — 44,667 shares	•	Directors and executive officers as a group (11 people) — 3,390,436 shares
•	Mitchell R. Little — 39,068 shares

(2)

Address is 333 South Hope Street, Los Angeles, CA  90071.  Information is based on the Schedule 13G filed by Capital Research & Management Co. dated February 10, 2004.  Such Schedule 13G indicates that Capital Research & Management Co. has sole power to dispose of and direct the disposition of the common stock.

(3)

Address is 11 Greenway Plaza, Suite 100, Houston, TX 77046.  Information is based on the Schedule 13G filed by AIM Management Group Inc. dated February 10, 2004.  Such Schedule 13G indicates that AIM Management Group Inc. has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock.  AIM Management Group Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the referenced Schedule 13G.

(4)	Includes 2,256,218 shares issuable upon exercise of options and 3,335,881 shares held of record by Steve Sanghi and Maria T. Sanghi as trustees.
(5)	Includes 49,042 shares issuable upon exercise of options, 262 shares held in Testamentary Trust of Regan Chapman and 135 shares held by Mr. Chapman’s minor children.
(6)	Includes 65,918 shares issuable upon exercise of options and 57,374 shares held of record by Albert J. Hugo-Martinez and S. Gay Hugo-Martinez as trustees.
(7)	Includes 306,388 shares issuable upon exercise of options and 4,000 shares held by Mr. Lambert’s children.

(8)	Includes 68,042 shares issuable upon exercise of options and 1,000 shares held of record by Wade Meyercord and Phyllis Meyercord as trustees.
(9)	Includes 165,291 shares issuable upon exercise of options and 12,931 shares held of record by Gordon W. Parnell and Jeanette Parnell as trustees.
(10)	Includes 81,092 shares issuable upon exercise of options and 11,237 shares held of record by Ganesh Moorthy and Hema Moorthy as trustees.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee

          The Compensation Committee of the Board, presently comprised of Mr. Hugo-Martinez and Mr. Day, reviews the performance of the executive officers and makes compensation decisions regarding the executive officers.  The Compensation Committee generally seeks input from Mr. Sanghi when discussing the performance of, and compensation levels for, the executive officers other than Mr. Sanghi.  Mr. Sanghi does not participate in deliberations relating to his own compensation.

Our Compensation Policy

          Our compensation policy for officers and key employees is based on a “pay-for-performance” philosophy.  This “pay-for-performance” philosophy emphasizes variable compensation, primarily by placing a large portion of pay at risk.  We believe that this philosophy meets the following objectives:

•	rewards performance that increases the value of our common stock
•	attracts, retains, motivates and rewards individuals with competitive compensation opportunities
•	aligns an executive’s total compensation with our business objectives
•	fosters a team environment among our management that focuses their energy on achieving our financial and performance objectives, consistent with Microchip’s “guiding values”
•	balances short-term and long-term strategic goals, and
•	builds and encourages ownership of our common stock.

          Compensation decisions also include subjective determinations and consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases.

          We believe that the overall compensation levels for the executive officers in fiscal 2004 were consistent with our “pay-for-performance” philosophy and are commensurate with Microchip’s fiscal 2004 performance.

Elements of Compensation

          Our executive compensation program is currently comprised of four major elements:

•	annual base salary
•	incentive cash bonuses
•	stock options, and
•	compensation and employee benefits generally available to all Microchip employees.

          Base Salaries.  We review the base salaries of the executive officers each year, primarily by considering the salaries of executive officers in similar positions with comparably sized companies in the semiconductor industry.

          When setting base salaries, we also review the performance objectives for Microchip as a whole, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility.  This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year.  Performance objectives are initially developed by the individual officers, in conjunction with their respective operating units, and then discussed with and approved by the CEO to generate our quarterly operating objectives.  The operating objectives are then reviewed and approved by the Board of Directors.

          We also consider subjective factors when reviewing and setting base salaries, such as an executive’s experience and tenure in the industry and the perceived value of the executive’s position to Microchip as a whole.

          After consideration of the factors described above, average base salaries for the executive officers were increased by approximately 4.5% in February of fiscal 2004.  Other than one recently elected executive officer, no other officer had received any increase in base salary since August 2002.  During fiscal 2004, in response to industry conditions, all Microchip employees, including the CEO and all executive officers, participated in an unpaid one-week shutdown. After making adjustments for the unpaid one-week shutdown in fiscal 2004, base salaries of the executive officers increased by approximately 3.0% in fiscal 2004 over fiscal 2003.

          Incentive Cash Bonuses.  Quarterly incentive cash bonuses may be payable to officers and key employees under the Management Incentive Compensation Plan, referred to as the “MICP.”  The Compensation Committee approves any quarterly payments under the MICP in conjunction with its review of our quarterly operating results. The MICP is an aggregate bonus pool derived from a percentage of our annual operating profit.  This bonus pool is then distributed among the eligible participants based upon our operating results and various subjective determinations.

          Consistent with our “pay-for-performance” philosophy, due to the uncertain and volatile conditions in the semiconductor industry, no MICP bonus payments were made during the first three quarters of fiscal 2004 to the CEO and executive officers. For the fourth quarter of fiscal 2004, the MICP bonus payment was made at 36% of target.

          Stock Options.  Stock options constitute a significant portion of our incentive compensation program because we believe that officers and key employees should hold substantial, long-term equity stakes in Microchip to align their collective interests with your interests.  We typically grant stock options to officers and key employees in connection with their initial employment and on an annual basis thereafter.  Grants may also be made in connection with promotions, other changes in responsibilities or in recognition of other individual or Microchip developments or achievements.  On March 31, 2004, approximately 57% of our employees worldwide held options to purchase our common stock.

          In granting stock options to executive officers, we consider numerous factors, including:

•	the individual’s position and responsibilities
•	the individual’s future potential to influence our mid- and long-term growth
•	the vesting schedule of the options awarded, and
•	the number of options previously granted.

          See the table under “Option Grants in Last Fiscal Year,” at page 26, below, for information regarding options to purchase common stock granted during fiscal 2004 to the CEO and each of the four other most highly compensated executive officers named in this proxy statement.

          Other Compensation and Employee Benefits Generally Available to All Employees.  We maintain compensation and employee benefits that are generally available to all Microchip employees, including:

•	the employee stock purchase plan
•	medical, dental and life insurance benefits
•	a 401(k) retirement savings plan, and
•	a cash bonus plan.

          The cash bonus plan awards each eligible employee with up to two and one-half days of pay, based on base salary, every quarter, if certain operating profitability objectives are achieved.  No cash bonuses were paid for the first quarter of fiscal 2004.  For the second and third quarters of fiscal 2004, each eligible employee received 40% of the target cash bonus payment permitted under the cash bonus plan for such quarters.  For the fourth quarter of fiscal 2004, each eligible employee received 100% of the target cash bonus payment permitted under the cash bonus plan.

          We also maintain a supplementary retirement plan for certain employees, including the CEO and the executive officers, who receive compensation in excess of the 401(k) contribution limits imposed under the Internal Revenue Code.

CEO Compensation

          We use the same factors and criteria described above in making compensation decisions regarding the CEO.  Although the Compensation Committee was highly pleased with Mr. Sanghi’s performance, Mr. Sanghi’s base salary was not increased in fiscal 2004.  During fiscal 2004, in response to industry conditions, all Microchip employees, including the CEO, participated in an unpaid one-week shutdown.

          Mr. Sanghi earned an MICP bonus in fiscal 2004 of $63,224.

          During fiscal 2004, Mr. Sanghi was granted options to acquire 289,792 shares of common stock at a weighted average exercise price of $21.06 per share.  For additional information concerning these option grants, including vesting information, refer to the table under “Option Grants in Last Fiscal Year,” at page 26, below.  We determined that the amounts of the grants and the vesting terms provide an appropriate long-term incentive for Mr. Sanghi.

          We believe that Mr. Sanghi’s fiscal 2004 compensation was:

•	consistent with our “pay-for-performance” philosophy
•	commensurate with our fiscal 2004 operating objectives, and
•	reasonable based on our overall performance in fiscal 2004 and our performance compared to the semiconductor industry as a whole.

Tax Code Concerns

          Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1,000,000 per year, unless that income meets permitted exceptions.  We anticipate that a substantial portion of each executive officer’s compensation will be “qualified performance-based compensation,” that is not limited under Internal Revenue Code Section 162(m).  We, therefore, do not currently anticipate that any executive officer’s compensation will exceed that limitation of deductibility in fiscal 2005.  We intend to review the deductibility of executive compensation from time to time to determine whether any additional actions are advisable to maintain deductibility.

Conclusion

          We believe that the executive team provided outstanding service to Microchip throughout fiscal 2004.  We will work to assure that the executive compensation programs continue to meet Microchip’s strategic goals as well as the overall objectives discussed in this Report.

By the Compensation Committee of the Board of Directors2:

Albert J. Hugo-Martinez (Chair)	L.B. Day

[2] The Board Compensation Committee Report on Executive Compensation is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options/SARs	All Other Compensation

Name and Principal Position (1)	Fiscal Year	Salary	Bonus(2)

Steve Sanghi, President and CEO	2004 2003 2002	$459,321 458,937 426,839	$71,330 9,956 2,134	289,792 603,752 267,557	$3,043 2,961 2,148	(3)
Mitchell R. Little, VP, Worldwide Sales and Applications	2004 2003 2002	214,366 214,043 200,265	12,974 4,641 1,001	45,165 78,724 53,499	1,190 140 1,980	(3)
Gordon W. Parnell, VP, Chief Financial Officer	2004 2003 2002	195,837 195,405 182,826	10,973 4,237 914	41,675 76,138 45,609	2,564 2,920 1,956	(3)
David S. Lambert, VP, Fab Operations	2004 2003 2002	186,474 185,896 173,669	10,448 4,031 868	40,926 75,578 44,946	2,747 2,886 1,943	(3)
Ganesh Moorthy VP, Advanced Microcontroller and Memory Division (4)	2004 2003	168,479 156,462	10,012 3,397	48,302 112,529	2,340 2,425	(3)

(1)	Includes those individuals who in fiscal 2004 were the CEO or one of the four other most highly compensated executive officers as measured by salary and bonus for fiscal 2004.
(2)	Includes the portion of MICP bonus and cash bonus payments under our cash bonus plan earned in year shown even if not paid until the following year.
(3)	Consists of company-matching contributions to our 401(k) retirement savings plan.
(4)	Mr. Moorthy was named an executive officer effective February 3, 2003.

Option Grants In Last Fiscal Year

			Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Option Term

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/sh)	Expiration Date

							5% (5)	10% (5)

Steve Sanghi	58,541 2,602 135,000 70,249 23,400	(1) (1) (2) (3) (4)	1.4 0.1 3.2 1.7 0.6	% % % % %	$18.48 18.48 18.48 26.14 27.39	4/9/13 4/9/13 4/9/13 10/9/13 10/24/13	$680,362 30,240 1,568,966 1,154,845 403,075	$1,724,171 76,635 3,976,069 2,926,603 1,021,471
Mitchell R. Little	8,162 1,209 26,000 9,794	(1) (1) (2) (3)	0.2 0.0 0.6 0.2	% % % %	$18.48 18.48 18.48 26.14	4/9/13 4/9/13 4/9/13 10/9/13	$94,859 14,051 302,171 161,007	$240,390 35,608 765,761 408,022
Gordon W. Parnell	6,623 1,104 26,000 7,948	(1) (1) (2) (3)	0.2 0.0 0.6 0.2	% % % %	$18.48 18.48 18.48 26.14	4/9/13 4/9/13 4/9/13 10/9/13	$76,972 12,831 302,171 130,660	$195,063 32,515 765,761 331,117
David S. Lambert	6,307 1,051 26,000 7,568	(1) (1) (2) (3)	0.2 0.0 0.6 0.2	% % % %	$18.48 18.48 18.48 26.14	4/9/13 4/9/13 4/9/13 10/9/13	$73,300 12,215 302,171 124,413	$185,756 30,954 765,761 315,286
Ganesh Moorthy	5,350 892 35,000 7,060	(1) (1) (2) (3)	0.1 0.0 0.8 0.2	% % % %	$18.48 18.48 18.48 26.14	4/9/13 4/9/13 4/9/13 10/9/13	$62,178 10,367 406,769 116,062	$157,570 26,272 1,030,833 294,123

(1)

Each stock option becomes fully exercisable on April 9, 2004, and has a maximum term of 10 years from the date of the grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change in control.  The exercise price may be paid in cash, shares or common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2)

Each stock option becomes exercisable over a one-year vesting period, in 12 successive monthly installments commencing on March 31, 2007, and has a maximum term of 10 years from the date of grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change of control.  The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3)

Each stock option becomes fully exercisable on October 9, 2004, and has a maximum term of 10 years from the date of the grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change in control.  The exercise price may be paid in cash, shares or common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4)

Each stock option becomes exercisable over a one-year vesting period, in 12 successive monthly installments commencing on October 24, 2007, and has a maximum term of 10 years from the date of grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change of control.  The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(5)

No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.  The rates of appreciation are specified by the rules of the Securities and Exchange Commission and are for illustrative purposes only; they do not represent our estimate of future stock price.  Unless the market price of the common stock does, in fact, appreciate over the option term, no value will be realized from the option grant.  The exercise price of each of the options was equal to the closing sales price of the common stock as quoted on the Nasdaq National Market on the date of grant.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options At March 31, 2004		Value of Unexercised In-The-Money Options At March 31, 2004 (2)
Name	Shares Acquired on Exercise	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Sanghi	840,156	$20,341,755	2,043,200	1,246,511	$35,538,378	$6,291,307
Mitchell R. Little	74,758	1,273,978	28,547	234,498	223,676	1,302,412
Gordon W. Parnell	35,002	805,765	167,730	189,908	2,397,375	877,296
David S. Lambert	217,671	4,319,026	277,485	186,572	4,727,929	886,513
Ganesh Moorthy	4,557	35,961	61,517	167,885	123,052	464,107

(1)	Calculated based on the market price per share of the common stock at date of exercise multiplied by the number of shares issued upon exercise less the total exercise price of the options exercised.
(2)

Calculated based on $26.42 per share, which was the closing sales price of the common stock as quoted on the Nasdaq National Market on March 31, 2004, multiplied by the number of applicable shares in-the-money less the total exercise price for such shares.

Equity Compensation Plan Information

          The table below provides information about our common stock that, as of March 31, 2004, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans):

•	Microchip 1993 Stock Option Plan
•	Microchip 1997 Nonstatutory Stock Option Plan
•	Microchip 2001 Employee Stock Purchase Plan
•	Microchip 1994 International Employee Stock Purchase Plan
•	TelCom Semiconductor, Inc. 1994 Stock Option Plan
•	TelCom Semiconductor, Inc. 1996 Director Stock Option Plan
•	TelCom 2000 Nonstatutory Stock Option Plan, and
•	PowerSmart, Inc. 1998 Stock Incentive Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	(d) Total of securities reflected in columns (a) and (c)

Equity Compensation Plans Approved by Stockholders (1)	7,563,533	$9.99	10,309,090	17,872,623
Equity Compensation Plans Not Approved by Stockholders (1) (2)	15,796,723	$15.02	9,252,523	25,049,246
Total	23,360,256	$13.39	19,561,613	42,921,869

(1)

Includes outstanding options to purchase an aggregate of 788,643 shares of our common stock assumed through our acquisitions of TelCom Semiconductor, Inc. in January 2001 and PowerSmart, Inc. in June 2002.  At March 31, 2004, these assumed options had a weighted average exercise price of $13.95 per share.  No additional options may be granted under the plans assumed in connection with these acquisitions.

(2)

Beginning January 1, 2005, the shares authorized for issuance under our 2001 Employee Stock Purchase Plan are subject to an annual automatic increase of the lesser of (i) 1,500,000 shares, (ii) one-half of one percent (0.5%) of the then outstanding shares of our common stock, or (iii) such lesser amount as is approved by our Board of Directors.

Equity Compensation Plans Not Approved by Stockholders

          Microchip Technology Incorporated 1997 Nonstatutory Stock Option Plan.  In November 1997, our Board of Directors approved the Microchip 1997 Nonstatutory Stock Option Plan.  Under our 1997 Plan, nonqualified stock options may be granted to our employees who are not officers or directors of Microchip and to our consultants.  The 1997 Plan has not been submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was amended.  As of March 31, 2004, options to acquire 15,583,193 shares were outstanding under the 1997 Plan and 9,222,994 shares were available for future grant.

          Our 1997 Plan is intended to promote Microchip’s and our stockholders’ best interests by providing our employees and consultants with the opportunity to acquire or otherwise increase their equity interest in Microchip as an incentive to remain in service to Microchip and to align their collective interests with those of our stockholders.  The participation of employees in stock option plans has always been an essential component of Microchip’s “pay-for-performance” compensation program.  Approximately 57% of our employees worldwide (excluding officers who cannot participate in the 1997 Plan) have been granted options under the 1997 Plan.

          The expiration date, maximum number of shares purchasable and other provisions of options granted under the 1997 Plan, including vesting provisions, are established at the time of grant by either the Compensation Committee or the employee committee appointed by the Board of Directors, provided that the exercise price of an option may not be less than the fair market value of our common stock on the date of grant and no option may have a term of more than 10 years.  If Microchip is acquired by merger, consolidation or asset sale, each outstanding option that is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and vest in full.  In connection with a change of control of Microchip by tender offer or proxy contest for board membership, our Board of Directors can accelerate outstanding options.  Our Board of Directors or Compensation Committee may amend or terminate the 1997 Plan without stockholder approval, but no amendment or termination of the 1997 Plan may adversely affect any award previously granted under the 1997 Plan without the written consent of the stock option holder.

          Microchip 1994 International Employee Stock Purchase Plan.  In June 1994, our Board of Directors adopted our IESPP to provide eligible employees of non-U.S. subsidiaries of Microchip the opportunity to acquire shares of our common stock through payroll deductions in the currency in which they are paid.  Prior to the annual meeting, the IESPP had not been submitted to our stockholders for approval.  At the annual meeting, our stockholders are being asked to approve the addition of 100,000 shares of common stock to the IESPP as described under Proposal Two above.  The principal features of the IESPP are described at Appendix B - Description of our 1994 International Employee Stock Purchase Plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

          We do not have employment contracts with our CEO or any of the four other most highly compensated executive officers named in this proxy statement.

          Our CEO and certain of the other most highly compensated executive officers named in this proxy statement have entered into an Executive Officer Severance Agreement.  These agreements provide for the automatic acceleration of vesting and exercisability of all unvested stock options upon the first to occur of any of the following events:

•

as of the date immediately preceding a change of control in the event any such stock options are or will be terminated or canceled (except by mutual consent) or any successor to Microchip fails to assume and agree to perform all such stock option agreements at or prior to such time as any such person becomes a successor to Microchip, or

•

as of the date immediately preceding such change in control, if the executive does not or will not receive upon exercise of such executive’s stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such change of control, or

•	as of the date immediately preceding any involuntary termination of such executive occurring upon or after any such change of control, or

•	as of the date six months following the first such change of control, provided that the executive shall have remained an employee of Microchip continuously throughout such six-month period.

STOCK OWNERSHIP GUIDELINES FOR KEY EMPLOYEES AND DIRECTORS

          To help ensure alignment of the interests of our management and Directors with those of our stockholders, we have put in place a stock holding policy that applies to each member of our management and Board of Directors.  The policy was proposed by the Nominating and Governance Committee and ratified by our Board at its October 24, 2003 meeting.  Under this policy, effective April 1, 2004, each of our Directors, executive officers, vice presidents and internal director-level employees must maintain a specified minimum level of ownership of our stock during their tenure in their respective office or position.

CODE OF ETHICS

          We have adopted a code of ethics for our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees.  A copy of the code of ethics is available on our website at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

          We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within five business days following the date of such amendment or waiver or such other time period required by SEC rules.

OTHER MATTERS

Other Matters to be Presented at the Annual Meeting

          At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Requirements, Including Deadlines, for Receipt of Stockholders’ Proposals for the 2005 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals

          Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2005 annual meeting, our Secretary must receive the proposal at our principal executive offices by March 11, 2005.  Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws.  The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

          Under our By-laws, stockholders must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at our annual meeting. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice addressed to the Secretary of Microchip at our principal executive offices.  We must receive notice as follows:

•

Normally we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders.  Accordingly, a stockholder who intends to submit a nomination or proposal for our 2005 annual meeting must do so no later than April 10, 2005.

•

However, if we hold our 2005 annual meeting on a date that is not within 30 days before or after the anniversary date of our 2004 annual meeting, we must receive the notice no later than the close of business on the later of the 90th day prior to our 2005 annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

•

A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock.  Proposals or nominations not meeting these requirements will not be considered at our 2005 annual meeting.

•

If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

          To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact Microchip’s Secretary in writing at 2355 West Chandler Boulevard, Chandler, AZ 85224.

Date of Proxy Statement

          The date of this proxy statement is July 9, 2004.

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
MICROCHIP TECHNOLOGY INCORPORATED

AMENDED AND RESTATED MAY 11, 2004

PURPOSE:

          The purpose of the Audit Committee of the Board of Directors (the “Committee”) of Microchip Technology Incorporated (the “Company”) shall be:

•	to be responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors;

•	to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process and internal controls;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

          The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

          The Committee members will be appointed annually by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors.  The members will meet the following criteria:

          1.     Each member will be an independent director, in accordance with the audit committee requirements of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as determined by the Company’s Board of Directors;

          2.     Each member will be able to read and understand fundamental financial statements, in accordance with the requirements of Nasdaq and the SEC;

          3.     At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

          4.     At least one member shall qualify as an “audit committee financial expert” as defined by SEC rules and regulations and as determined by the Company’s Board of Directors.

POWERS:

          The Committee shall have the power to:

•	conduct or authorize investigations into any matters within the Committee’s scope of responsibilities;

•

engage independent counsel and other advisers, as it determines necessary to carry out its duties, and to determine the appropriate funding level for such activities and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties; and

•

authorize funding for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company

RESPONSIBILITIES:

          The responsibilities of the Committee shall include:

•

The appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review, or attest services or related work;

•

Providing oversight and monitoring of Company management and their activities with respect to the Company’s financial reporting process, accounting policies, tax matters, disclosure controls and procedures and internal controls;

•

The pre-approval of all audit and audit related services and non-audit services provided by the independent auditors to the Company, as required under applicable law and Nasdaq and SEC rules and regulations.  The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at its next scheduled meeting;

•	Reviewing the independent auditors’ proposed audit scope and approach;

•

Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors and/or management, to consider and review the following:

	-	Any significant changes required in the independent auditors’ audit plan.

	-	The effect or potential effect of any accounting initiatives or similar accounting developments on the Company’s financial statements.

-

Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

	-	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards, applicable laws and Nasdaq and SEC rules and regulations.

•	Reviewing the performance of the independent auditors, who shall be accountable to the Audit Committee;

•

Reviewing the independence of the independent auditors, including a review of the services provided by the independent auditors and related fees, in accordance with applicable laws and Nasdaq and SEC rules and regulations.  Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Obtaining from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934;

•

Monitoring partner rotation of the Company’s independent auditors and hiring of former employees of the Company’s independent auditors in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•	Monitoring the Company’s independent auditors compliance with records retention requirements in accordance with applicable laws and Nasdaq and SEC rules and regulations;

•

Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	In consultation with the independent auditors and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

	-	The Company’s annual financial statements and related notes.

	-	The independent auditors’ audit of the financial statements and their report thereon.

-

The independent auditors’ report regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management as defined under applicable laws and Nasdaq and SEC rules and regulations.

	-	Whether the Company has entered into any “off-balance sheet transactions” as defined by applicable SEC rules and regulations.

	-	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

•

Reviewing and discussing with management, before filing with the SEC, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K.  Making a recommendation to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Reviewing and discussing with management, before release, the unaudited interim financial results in the Company’s quarterly earnings releases;

•	Reviewing and discussing with management and the independent auditors their respective evaluations of the Company’s internal controls;

•	Overseeing compliance with the requirements of the SEC for disclosure of independent auditor’s services and Audit Committee members and activities;

•	Establish procedures to promote and protect employee reporting of suspected fraud or wrongdoing relating to accounting, internal accounting controls or auditing matters, including procedures for:

	-	Receiving, retaining and addressing complaints received by the Company relating to such matters;

	-	Enabling employees to submit to the Committee, on a confidential and anonymous basis, any concerns regarding such matters; and

	-	Protecting reporting employees from retaliation.

•	Reviewing management’s monitoring of compliance with the Company’s code of conduct;

•	Reviewing and approving all related party transactions as required by applicable laws and Nasdaq and SEC rules and regulations;

•	Providing the Audit Committee Report in the Company’s proxy statement as required by Item 306 of Regulation S-K, as well as the additional disclosures required by Item 7(d)(3) of Schedule 14A;

•	Reviewing the Committee’s own structure, processes and membership requirements;

•	Reviewing and assessing the adequacy of this Charter at least annually; and

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

          The Committee will meet at least quarterly during each fiscal year, or more frequently as circumstances dictate.  The Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

          The Committee will meet separately with the independent auditors as well as members of the Company’s management, as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

          The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

COMPENSATION:

          Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion.  Such fees may include retainers or per meeting fees.  Fees may be paid in such form of consideration as is determined by the Board of Directors.

          Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

REPORTS:

          Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this Charter.

APPENDIX B

DESCRIPTION OF OUR 1994 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

Background

          The 1994 International Employee Stock Purchase Plan, referred to as the IESPP, was adopted by the Board of Directors in June 1994.  248,593 shares of common stock are currently reserved for issuance under the IESPP.  At the 2004 annual meeting, the stockholders are being asked to approve the reservation of 100,000 additional shares under the IESPP.

Administration

          Each foreign subsidiary of the Company that is authorized to participate under the IESPP has the responsibility for administering the IESPP as it relates to the eligible employees of that subsidiary.  The Board of Directors appoints a committee to administer the IESPP at that foreign subsidiary.  The committee is comprised of two or more members of senior management of the foreign subsidiary.   Each committee has full power to interpret the IESPP, and make final decisions that are binding upon participants at that foreign subsidiary.

Eligibility

          Generally, all non-U.S. citizens employed by a participating foreign subsidiary of the Company who work outside of the U.S. are eligible to participate in the IESPP.  However, no employee who normally works less than 20 hours per week or five months in a calendar year is eligible to participate.

          Non-employee Directors are not eligible to participate in the IESPP.

Participation and Purchases

          Under the IESPP a participant must authorize payroll deductions, which may not exceed 10% of their eligible compensation.  Generally, when an employee terminates employment with the Company or any designated subsidiary, the employee’s right to participate in the IESPP terminates.

          The IESPP provides for successive six-month purchase periods until such time as (1) the maximum number of shares of common stock available for issuance under the IESPP has been purchased, or (2) the IESPP has been earlier terminated according to its terms.

          Eligible employees participate in the IESPP through accumulated payroll deductions.  At the end of each approximately six-month purchase period, these accumulated payroll deductions are used to purchase shares of common stock at a purchase price equal to one hundred percent (100%) of the lower of (1) the fair market value per share on the start date of that purchase period, or (2) the fair market value per share on the last U.S. business day of that purchase period. Currently, purchase dates under the IESPP are the first business day of June and the first business day of December of each year.  The IESPP also provides that no participant may purchase more than 1,899 shares of common stock in any one purchase period.  This limitation may be changed by the committee only upon ratification by the Board of Directors.

B-1

Termination of Employment

          Termination of a participant’s employment other than by reason of death or disability immediately cancels his or her option and participation in the IESPP.  If this occurs, the payroll deductions credited to the participant’s account will be returned without interest to him or her.  If a participant dies, or terminates employment due to disability, at the election of the participant (or if applicable the participant’s estate), his or her accumulated payroll deductions will be used to purchase shares on the next purchase date or the accumulated payroll deductions will be refunded to the participant or his or her estate.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets

          In the event of any stock split, stock dividend, recapitalization or other similar event affecting the common stock, adjustments may be made in the number of shares of stock subject to the IESPP, the number and kind of shares of stock to be purchased pursuant to each option and the price per share of common stock covered by each option.  Any such adjustment will be made by the Board of Directors, whose determination shall be final.  In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with another company, then all payroll deductions for the purchase period in which such acquisition occurs will automatically be converted into U.S. Dollars immediately prior to the effective date of the acquisition or merger and applied to the purchase of common stock.  The purchase price for shares will be equal to 100% of the lesser of (1) the market price of the common stock on the first day of the purchase period, or (2) the market price of the common stock immediately prior to the acquisition.

Amendment and Termination

          Generally, the Board of Directors may terminate or amend the IESPP with respect to one or more foreign subsidiaries following the end of any purchase period.  The IESPP will continue until all of the shares authorized for the IESPP are sold, unless terminated sooner by the Board of Directors.

Withdrawal

          If a participant chooses to withdraw from a purchase period, the participant may elect to have all accumulated payroll deductions refunded or have the accumulated payroll deductions used to purchase common stock on the next purchase date.  The committee may also establish rules limiting the frequency with which participants may withdraw and may establish a waiting period for participants wishing to re-authorize payroll deductions.

Income Tax Consequences

          Income tax implications of participation in the IESPP differ depending on the particular laws applicable in the country in which the foreign subsidiary is located.

Plan Benefits

          Participation in the IESPP is voluntary.  Because benefits under the IESPP depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees.  None of the Company’s executive officers participate in the IESPP.  The group of non-executive employees who participated in the IESPP during fiscal 2004 purchased 15,001 shares of common stock under the IESPP with a benefit dollar value of $97,516.  This is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the IESPP.

B-2

APPENDIX C

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

          1.     Purposes of the Plan.  The purposes of this 2004 Equity Incentive Plan are:

                  •     to attract and retain the best available personnel,

                  •     to provide additional incentive to Service Providers, and

                  •     to promote the success of the Company’s business.

          Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

          2.     Definitions.  As used herein, the following definitions shall apply:

                  (a)     “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  (b)     “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

                  (c)     “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

                  (d)     “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

                  (e)     “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

                  (f)     “Awarded Stock” means the Common Stock subject to an Award.

                  (g)    “Board” means the Board of Directors of the Company.

                  (h)    “Cash Position” means the Company’s level of cash and cash equivalents.

                  (i)     “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

                    (1)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

                    (2)     a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(3) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

                    (4)     a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (1) or (2) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

                  (j)     “Code” means the Internal Revenue Code of 1986, as amended.

                  (k)    “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

                  (l)     “Common Stock” means the common stock of the Company.

                  (m)    “Company” means Microchip Technology Incorporated.

                  (n)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.  The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.

                  (o)     “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.

                  (p)     “Director” means a member of the Board.

                  (q)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (r)      “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

                  (s)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

                  (t)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                  (u)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                     (1)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (2)     If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (v)     “Fiscal Year” means a fiscal year of the Company.

                  (w)    “Gross Margin” means the Company’s net revenue less its cost of goods sold.

                  (x)     “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

                  (y)     “Non-Employee Director” means a member of the Board who is not an Employee.

                  (z)     “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under Section 422 of the Code and regulations promulgated thereunder.

                  (aa)   “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award.  The Notice of Grant is part of the Option Agreement.

                  (bb)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (cc)    “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

                  (dd)    “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

                  (ee)    “Option” means a stock option granted pursuant to the Plan.

                  (ff)    “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

                  (gg)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (hh)   “Participant” means the holder of an outstanding Award granted under the Plan.

                  (ii)      “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Gross Margin.  For Awards not intended to qualify for treatment under Section 162(m) of the Code, there may be additional  Performance Goals set by the Board.  The Performance Goals may differ from Participant to Participant and from Award to Award.

                  (jj)       “Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.

                  (kk)     “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.

                  (ll)       “Plan” means this 2004 Equity Incentive Plan.

                  (mm)   “Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.

                  (nn)     “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company’s or business unit’s, as applicable, assets, determined in accordance with generally accepted accounting principles.

                  (oo)     “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

                  (pp)     “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

                  (qq)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (rr)       “Section 16(b)” means Section 16(b) of the Exchange Act, as amended.

                  (ss)      “Service Provider” means an Employee, Consultant or Non-Employee Director.

                  (tt)       “Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

                  (uu)     “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.

                  (vv)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (ww)    “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

          3.     Stock Subject to the Plan.  Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 20,400,000 Shares comprised of (i) any Shares remaining available for issuance pursuant to the Company’s 1993 Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,500,000 Shares, (ii)  any Shares remaining available for issuance pursuant to the Company’s 1997 Nonstatutory Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,900,000 Shares, and (iii) any Shares subject to any outstanding options under the Company’s 1993 or 1997 Nonstatutory Stock Option Plans that subsequently expire unexercised, up to a maximum of an additional 5,000,000 Shares.  In no event shall more than 30% of the Shares remaining issuable under the Plan as of the effective date and 30% of the Shares subsequently added to the Plan by virtue of outstanding 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan options expiring unexercised be issued pursuant to Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit Awards with a purchase price lower than 100% of the Fair Market Value of the underlying Shares or units on the date of grant.

          The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining Shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.  Shares used to pay the exercise price or purchase price, if applicable, of an Award shall become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

          4.     Administration of the Plan.

                  (a)     Procedure.

                     (1)     Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

                     (2)     Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

                     (3)     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                     (4)     Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                 (b)      Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(1) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

                     (2)     to select the Service Providers to whom Awards may be granted hereunder (other than the automatic grants to Non-Employee Directors provided for in Section 17 of the Plan);

                      (3)     to determine whether and to what extent Awards or any combination thereof, are granted under the Plan;

                      (4)     to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted under the Plan;

                      (5)     to approve forms of agreement for use under the Plan;

                      (6)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                       (7)     to construe and interpret the terms of the Plan and Awards;

                       (8)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                       (9)     to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

                       (10)   to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

                       (11)   to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more).  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                        (12)     to determine the terms and restrictions applicable to Awards; and

                        (13)     to make all other determinations deemed necessary or advisable for administering the Plan.

                  (c)       Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

          5.     Eligibility.  Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers.  Non-Employee Directors shall only receive Awards pursuant to Section 17 of the Plan.

          6.     Limitations.

                  (a)     Nonstatutory Stock Option.  Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.

                  (b)     No Employment Rights.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

                   (c)     162(m) Limitations.  The following limitations shall apply to grants of Options and Stock Appreciation Rights to Participants:

                      (1)       No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

                      (2)       The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

          7.     Term of Plan.  The Plan is effective as of October 1, 2004 (the “Effective Date”).  It shall continue in effect until September 30, 2014, unless sooner terminated under Section 21 of the Plan.

          8.     Stock Options.

                  (a)     Term .  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

                  (b)     Option Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.

                  (c)     No Repricing.  The exercise price for an Option may not be reduced.  This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

                  (d)     Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                  (e)     Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Subject to Applicable Laws, such consideration may consist entirely of:

(1) cash;

(2) check;

                      (3)     other Shares which (A) in the case of Shares acquired upon exercise of an option have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                      (4)     delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(5) any combination of the foregoing methods of payment; or

(6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

                  (f)      Exercise of Option.

                            Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                            An Option may not be exercised for a fraction of a Share.

                            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

                            Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (g)     Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s misconduct, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (h)     Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (i)     Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such Option may be exercised by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          9.      Stock Appreciation Rights.

                  (a)     Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

                   (b)     Exercise Price and Other Terms.  Subject to Section 4(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.  The per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.  The exercise price may not be reduced.  This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award

                   (c)     Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(1) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (2) the number of Shares with respect to which the SAR is exercised.

                   (d)     Payment Upon Exercise of SAR.  At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

                   (e)     SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

                   (f)      Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

                   (g)      Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

                   (h)      Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

                   (i)      Death of Participant.  If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such SAR may be exercised by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death.  If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          10.      Restricted Stock.

                    (a)      Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 Shares of Restricted Stock); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock.

                    (b)      Restricted Stock Units.  Restricted Stock may be granted in the form of Restricted Stock or units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  With respect to the units to acquire Shares, until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist.

                    (c)      Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded.  The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

                   (d)     Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

                   (e)     Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          11.      Performance Shares.

                    (a)      Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 units of Performance Shares); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.  Performance Shares shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

                   (b)      Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan.  Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

                   (c)      Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

                   (d)      Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          12.     Performance Units.

                    (a)     Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units.  Performance Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the cash equivalent of one Share of Common Stock.  No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

                    (b)     Number of Performance Units.  The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $1,500,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

                    (c)     Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan.  Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award.  Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

                    (d)     Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

                    (e)     Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          13.     Deferred Stock Units.

                    (a)     Description.  Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

                    (b)     162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

          14.     Death of Participant.  In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.

          15.     Leaves of Absence.  Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

          16.     Misconduct.  Should (i) the Participant’s service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement), or (ii) the Participant makes any unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, then in any such event all outstanding Awards held by the Participant under the Plan shall terminate immediately and cease to be outstanding, including as to both vested and unvested Awards.

          17.     Non-Employee Director Options.

                    (a)     Initial Grants.  Each Non-Employee Director who first becomes a Non-Employee Director on or after the date upon which the Plan is approved by the Company’s stockholders  (excluding any Non-Employee Director who previously served on the Board), shall be entitled to receive an automatic Option grant of 12,000 shares of Common Stock, as of the date that the individual first is appointed or elected as a Non-Employee Director.

                    (b)     Annual Grants.  On the first business day of the month in which the Company’s annual stockholders meeting is scheduled, each Non-Employee Director who has served as a Non-Employee Director for at least three months on that date shall be automatically granted an Option grant of 6,000 shares of Common Stock, provided that such Non-Employee Director is a member of the Board on the grant date.

          18.     Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

          19.     Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

                   (a)     Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any such change in capitalization shall not affect the number of shares awarded under the the automatic grants to Non-Employee Directors described in Sections 17(a) and (b), and provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

                   (b)     Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

                   (c)      Change of Control.

                   (1)     Stock Options and SARs.  In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

                   (2)     Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units.  In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested.  For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the

Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

          20.     Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

          21.     Amendment and Termination of the Plan.

                   (a)     Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

                   (b)     Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                   (c)      Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

          22.     Conditions Upon Issuance of Shares.

                   (a)     Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                   (b)     Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          23.     Liability of Company.

                    (a)     Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                    (b)     Grants Exceeding Allotted Shares.  If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

          24.     Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

PROXY	PROXY

Microchip Technology Incorporated 2355 West Chandler Blvd Chandler, AZ 85224	This Proxy is solicited on behalf of the Board of Directors 2004 ANNUAL MEETING OF STOCKHOLDERS

          I (whether one or more of us) appoint Steve Sanghi and Gordon W. Parnell, and each of them, each with full power of substitution, to be my Proxies.  The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the 2004 Annual Meeting of Stockholders of Microchip Technology Incorporated.  The meeting is scheduled for August 20, 2004, at 9:00 a.m., Pacific Daylight Time, at the company’s Gresham, Oregon facility at 21015 S.E. Stark Street, Gresham, Oregon, but this Proxy includes any adjournment(s) of that meeting.  The Proxies may vote on my behalf as if I were personally present at the meeting.

          This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the Election of Directors; for the amendment of our 1994 International Employee Stock Purchase Plan to increase by 100,000 shares the number of shares reserved for issuance under such plan; to approve our 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m); and as my Proxies deem advisable on such other matters as may properly come before the meeting or any adjournment thereof.  All proposals described in the accompanying proxy statement have been proposed by the Board of Directors.

          IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Stockholder,

          Microchip offers our stockholders the opportunity to access future proxy statements, annual reports and other stockholder communications electronically through the Internet instead of receiving paper copies in the mail.  This reduces our costs as we can reduce the number of such materials we must print and mail.  Please note that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, that must be borne by the stockholder.  To choose this option, please check the box indicated below and mail in your proxy card.

          We also request that you notify us if you are receiving multiple copies of our proxy statement and annual report.  You can do so by checking the box indicated below and mailing in your proxy card.  If you do so, we can reduce the number of these materials we must print and mail.

YOUR VOTE IS IMPORTANT!

Thank you in advance for participating in our 2004 Annual Meeting.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Steve Sanghi 02 Albert J. Hugo-Martinez 03 L. B. Day	04 Matthew W. Chapman 05 Wade F. Meyercord	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend our 1994 International Employee Stock Purchase Plan to increase the number of shares reserved for issuance under such plan by 100,000 shares.	☐ For ☐ Against ☐ Abstain

3.	Proposal to approve our 2004 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).	☐ For ☐ Against ☐ Abstain

☐ Multiple stockholder publications. Please check here to stop mailing of stockholder publications for this account, since multiple copies come to this address.		Date _____________________________

☐    Yes, I have access to the world wide web and by checking this box I elect to obtain all future proxy statements, annual reports and other stockholder communications by accessing the electronic form made available on the Internet instead of having paper copies delivered to me by mail.

	Address Change? Mark Box ☐ Indicate changes below:	Signature(s) in Box

(Please sign exactly as name appears. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, partnership or other entity, please sign in the entity’s full name by an authorized officer.  Please date the proxy.)